Exhibit 99.8

9151 GRAPEVINE HIGHWAY
NORTH RICHLAND HILLS, TEXAS 76180
For shares registered in your name, your proxy must be received by 11:59 P.M. (Eastern Time) on March 28, 2006.
For shares held in the UICI Employee Stock Ownership Plan account, if any, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on March 24, 2006.
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by UICI in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to UICI, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

UICI01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

     UICI

Vote on Proposals		For	Against	Abstain

1.	PROPOSAL TO APPROVE THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 2005, AS AMENDED FROM TIME TO TIME, BY AND AMONG PREMIUM FINANCE LLC, MULBERRY FINANCE CO., INC., DLJMB IV FIRST MERGER LLC, PREMIUM ACQUISITION, INC., MULBERRY ACQUISITION, INC., DLJMB IV FIRST MERGER CO. ACQUISITION INC. AND UICI.	☐	☐	☐

2.	APPROVE ANY MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME OR PLACE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER PROPOSAL.	☐	☐	☐

3.	CONSIDER SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
(Joint Owners Should Each Sign. Attorneys-in-Fact, Executors,
Administrators, Custodians, Partners, or Corporation Officers
Should Give Full Title)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
9151 Grapevine Highway, North Richland Hills, Texas 76180
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Glenn W. Reed and Mark D. Hauptman, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the Special Meeting of Stockholders of UICI to be held at the Courtyard by Marriott, DFW Airport West - Bedford, 2201 Airport Freeway, Bedford, Texas 76021 on Wednesday, March 29, 2006 at 10:00 a.m., Central Time, and any adjournment thereof, and to vote as shown on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.
PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY.